NEWS RELEASE
October 17, 2019

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2019

3rd Quarter 2019 Highlights:
•Net income of $51.6 million for the current quarter, an increase of $2.3 million, or 5 percent, over the prior year third quarter net income of $49.3 million including current period acquisition-related expenses of $2.1 million and $5.4 million of stock compensation expense related to the accelerated vesting of stock options from the Heritage Bancorp acquisition.
•Including the above acquisition-related expenses, current quarter diluted earnings per share of $0.57, a decrease of 2 percent from the prior year third quarter diluted earnings per share of $0.58.
•Net interest margin of 4.42 percent increased 9 basis points compared to 4.33 percent in the prior quarter and increased 16 basis points over the prior year third quarter.
•Core deposits organically grew $302 million, or 12 percent annualized, during the current quarter, including non-interest bearing deposit growth of $211 million, or 26 percent annualized.
•Current quarter organic loan growth was $84 million, or 4 percent annualized.
•Gain on sale of loans of $10.4 million for the current quarter, increased $2.6 million, or 34 percent, compared to the prior quarter and increased $3.1 million, or 43 percent, over the prior year third quarter.
•Improving credit quality with non-performing assets as a percentage of subsidiary assets decreasing to 0.40 percent in the current quarter compared to 0.41 percent for the prior quarter and 0.61 percent from the prior year third quarter.
•In early September, the Company implemented a balance sheet strategy which resulted in the reduction of $260 million of high cost fixed-rate borrowings with an effective cost of 3.73 percent.
•Dividend declared of $0.29 per share, or a 7 percent increase over the prior quarterly dividend of $0.27 per share. The Company has declared 138 consecutive quarterly dividends and has increased the dividend 45 times.
•The Company entered Nevada by completing the acquisition of Heritage Bancorp, the parent company of Heritage Bank of Nevada (collectively, "Heritage"), a community bank based in Reno, Nevada, with total assets of $978 million.
•The Company announced the signing of a definitive agreement to acquire State Bank Corp., the parent company of State Bank of Arizona, a community bank based in Lake Havasu City, Arizona with total assets of $677 million at September 30, 2019 to further grow its Arizona presence.

Year-to-Date 2019 Highlights:
•Net income of $153 million for the first nine months of 2019, an increase of $20.9 million, or 16 percent, over the first nine months of 2018 net income of $132 million.
•Diluted earnings per share of $1.76, an increase of 11 percent from the prior year first nine months diluted earnings per share of $1.59.
•Net interest margin of 4.36 percent for the first nine months of 2019, an increase of 18 basis points from the net interest margin of 4.18 percent for the first nine months of 2018.
•Core deposits organically grew $412 million, or 6 percent annualized, for the first nine months of 2019, including non-interest bearing deposit growth of $382 million, or 17 percent annualized.
•Organic loan growth was $393 million, or 6 percent annualized, for the first nine months of 2019.
•Dividend declared of $0.82 per share, an increase of $0.07 per share, or 9 percent, over the prior year first nine months dividends of $0.75.

Financial Highlights

	At or for the Three Months ended				At or for the Nine Months ended
(Dollars in thousands, except per share and market data)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Operating results
Net income	$51,610	52,392	49,132	49,336	153,134	132,279
Basic earnings per share	$0.57	0.61	0.58	0.58	1.76	1.59
Diluted earnings per share	$0.57	0.61	0.58	0.58	1.76	1.59
Dividends declared per share	$0.29	0.27	0.26	0.26	0.82	0.75
Market value per share
Closing	$40.46	40.55	40.07	43.09	40.46	43.09
High	$42.61	43.44	45.47	46.28	45.47	46.28
Low	$37.70	38.65	37.58	38.37	37.58	35.77
Selected ratios and other data
Number of common stock shares outstanding	92,180,618	86,637,394	84,588,199	84,521,093	92,180,618	84,521,093
Average outstanding shares - basic	90,294,811	85,826,290	84,549,974	84,518,407	86,911,402	83,294,111
Average outstanding shares - diluted	90,449,195	85,858,286	84,614,248	84,593,122	87,082,178	83,362,323
Return on average assets (annualized)	1.55%	1.69%	1.67%	1.66%	1.63%	1.57%
Return on average equity (annualized)	10.92%	12.82%	13.02%	13.10%	12.17%	12.38%
Efficiency ratio	65.95%	54.50%	55.37%	52.26%	58.82%	55.01%
Dividend payout ratio	50.88%	44.26%	44.83%	44.83%	46.59%	47.17%
Loan to deposit ratio	88.71%	90.27%	87.14%	85.13%	88.71%	85.13%
Number of full time equivalent employees	2,802	2,703	2,634	2,572	2,802	2,572
Number of locations	182	175	169	164	182	164
Number of ATMs	238	228	222	215	238	215

KALISPELL, Mont., Oct 17, 2019 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NASDAQ:GBCI) reported net income of $51.6 million for the current quarter, an increase of $2.3 million, or 5 percent, from the $49.3 million of net income for the prior year third quarter. Diluted earnings per share for the current quarter was $0.57 per share, a decrease of 2 percent from the prior year third quarter diluted earnings per share of

$0.58. Included in the current quarter was acquisition-related expenses of $2.1 million and $5.4 million of stock compensation expense related to the accelerated vesting of stock options from the Heritage acquisition. “We are very pleased with the strong results achieved this quarter even with the expense from the acquisition of Heritage and the impact of the Durbin Amendment. We are especially pleased to see strong deposit growth, good quality loan growth, an expanding core margin and further improving credit performance,” said Randy Chesler, President and Chief Executive Officer. “The Glacier team once again achieved excellent results as we position the Company to continue to excel over the long haul. We are also very excited to welcome the Heritage team, one of the top performing community banks in the country.”

The current quarter results include:
•$2.1 million of acquisition-related expenses and $5.4 million of stock compensation expense related to the accelerated vesting of stock options from the Heritage acquisition.

•As of July 1, 2019, the Company became subject to the Durbin Amendment to the Dodd-Frank Act, which established limits on the amount of interchange fees that can be charged to merchants for debit card processing. The current quarter impact of the Durbin Amendment was a reduction of $5 million, or 57 percent, of the Company's service charge fee income.

•The Company's regulatory assessment and insurance expense decreased $1.3 million, or 68 percent, from the prior quarter as a result of $1.3 million of Small Bank Assessment credits applied by the FDIC. The Company’s remaining credit of $1.6 million will be applied in future quarters in amounts solely determined by the FDIC.
Net income for the first nine months ended September 30, 2019 was $153 million, an increase of $20.9 million, or 16 percent, from the $132 million of net income for the first nine months of the prior year. Diluted earnings per share for the first nine months of the current year was $1.76 per share, an increase of $0.17, or 11 percent, from the diluted earnings per share of $1.59 for the same period in the prior year.

In September of 2019, the Company announced the signing of a definitive agreement to acquire State Bank Corp., the parent company of State Bank of Arizona, a community bank based in Lake Havasu City, Arizona (collectively, "SBAZ"). SBAZ provides banking services to individuals and businesses in Arizona with ten banking offices located in Bullhead City, Cottonwood, Kingman, Lake Havasu City, Phoenix, Prescott Valley and Prescott. As of September 30, 2019, SBAZ had total assets of $677 million, gross loans of $413 million and total deposits of $587 million. The acquisition is subject to required regulatory approvals and other customary conditions of closing and is expected to be completed in the fourth quarter of 2019 or early in the first quarter of 2020. Upon closing of the transaction, SBAZ will merge into the Company's Foothills Bank division and will expand the Company's footprint in Arizona.

On July 31, 2019, the Company completed the acquisition of Heritage Bancorp, the bank holding company for Heritage Bank of Nevada, a community bank based in Reno, Nevada (collectively, “Heritage”). Upon closing of the transaction, Heritage became the Company’s sixteenth Bank division.

On April 30, 2019, the Company completed the acquisition of FNB Bancorp, the holding company for The First National Bank of Layton, a community bank based in Layton, Utah (“FNB”). Upon closing of the transaction, FNB became First Community Bank Utah, the Company’s fifteenth Bank division.

The Company’s results of operations and financial condition include both acquisitions beginning on the acquisition dates and the following table discloses the preliminary fair value estimates of selected classifications of assets and liabilities acquired:

	Heritage	FNB
(Dollars in thousands)	July 31, 2019	April 30, 2019	Total
Total assets	977,948	$379,155	1,357,103
Debt securities	103,231	47,247	150,478
Loans receivable	615,279	245,485	860,764
Non-interest bearing deposits	296,393	93,647	390,040
Interest bearing deposits	425,827	180,999	606,826
Borrowings	—	7,273	7,273

Asset Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
Cash and cash equivalents	$406,384	231,209	203,790	307,104	175,175	202,594	99,280
Debt securities, available-for-sale	2,459,036	2,470,634	2,571,663	2,103,619	(11,598)	(112,627)	355,417
Debt securities, held-to-maturity	234,992	252,097	297,915	590,915	(17,105)	(62,923)	(355,923)
Total debt securities	2,694,028	2,722,731	2,869,578	2,694,534	(28,703)	(175,550)	(506)
Loans receivable
Residential real estate	936,877	920,715	887,742	862,830	16,162	49,135	74,047
Commercial real estate	5,548,174	4,959,863	4,657,561	4,527,577	588,311	890,613	1,020,597
Other commercial	2,145,257	2,076,605	1,911,171	1,921,955	68,652	234,086	223,302
Home equity	615,781	596,041	544,688	528,404	19,740	71,093	87,377
Other consumer	294,999	288,553	286,387	282,479	6,446	8,612	12,520
Loans receivable	9,541,088	8,841,777	8,287,549	8,123,245	699,311	1,253,539	1,417,843
Allowance for loan and lease losses	(125,535)	(129,054)	(131,239)	(132,535)	3,519	5,704	7,000
Loans receivable, net	9,415,553	8,712,723	8,156,310	7,990,710	702,830	1,259,243	1,424,843
Other assets	1,202,827	1,009,698	885,806	916,754	193,129	317,021	286,073
Total assets	$13,718,792	12,676,361	12,115,484	11,909,102	1,042,431	1,603,308	1,809,690

In early September, the Company implemented a balance sheet strategy to increase its net interest income and net interest margin. The strategy included early termination of the Company’s $260 million notional pay-fixed interest rate swaps and corresponding debt along with the sale of $308 million of available-for-sale debt securities. Sale of the investment securities during the quarter resulted in gain of $13.8 million. Offsetting the gain was a $10.0 million loss recognized on the early termination of the interest rate swaps and a $3.5 million write-off of deferred prepayment penalties on FHLB borrowings.

Total debt securities of $2.694 billion at September 30, 2019 decreased $28.7 million, or 1 percent, during the current quarter and remained stable compared to the prior year third quarter. Debt securities represented 20 percent of total assets at September 30, 2019 compared to 24 percent of total assets at December 31, 2018 and

23 percent at September 30, 2018. The level of debt securities will continue to fluctuate as necessary to supplement liquidity needs of the Company.

The loan portfolio of $9.541 billion increased $84 million, or 4 percent annualized, during the current quarter excluding the Heritage acquisition. The loan categories with the largest organic increase was commercial real estate loans which increased $39.6 million, or 1 percent and other commercial loans which increased $37.7 million, or 2 percent. Excluding the FNB and Heritage acquisitions, the loan portfolio increased $557 million, or 7 percent, since September 30, 2018, with the largest increase in commercial real estate loans, which increased $293 million, or 6 percent.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Credit Quality Summary

	At or for the Nine Months ended	At or for the Six Months ended	At or for the Year ended	At or for the Nine Months ended
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
Allowance for loan and lease losses
Balance at beginning of period	$131,239	131,239	129,568	129,568
Provision for loan losses	57	57	9,953	8,707
Charge-offs	(12,090)	(6,200)	(17,807)	(11,905)
Recoveries	6,329	3,958	9,525	6,165
Balance at end of period	$125,535	129,054	131,239	132,535
Other real estate owned	$7,148	7,281	7,480	12,399
Accruing loans 90 days or more past due	7,912	3,463	2,018	4,333
Non-accrual loans	40,017	41,195	47,252	55,373
Total non-performing assets	$55,077	51,939	56,750	72,105
Non-performing assets as a percentage of subsidiary assets	0.40%	0.41%	0.47%	0.61%
Allowance for loan and lease losses as a percentage of non-performing loans	262%	289%	266%	222%
Allowance for loan and lease losses as a percentage of total loans	1.32%	1.46%	1.58%	1.63%
Net charge-offs as a percentage of total loans	0.06%	0.03%	0.10%	0.07%
Accruing loans 30-89 days past due	$29,954	37,937	33,567	25,181
Accruing troubled debt restructurings	$32,949	25,019	25,833	35,080
Non-accrual troubled debt restructurings	$6,723	6,041	10,660	12,911
U.S. government guarantees included in non-performing assets	$3,000	2,785	4,811	5,791

Non-performing assets as a percentage of subsidiary assets at September 30, 2019 was 0.40 percent, a decrease of 1 basis point from the prior quarter, and a decrease of 21 basis points from the prior year third quarter. Non-performing assets of $55.1 million at September 30, 2019 increased $3.1 million, or 6 percent, over the prior quarter and decreased $17.0 million, or 24 percent, over the prior year third quarter. The increase in the current quarter non-performing assets was isolated to a $2.7 million loan. Early stage delinquencies (accruing loans 30-89 days past due) as a percentage of loans at September 30, 2019 was 0.31 percent, which was a decrease of 12 basis points from prior quarter and no change from prior year third quarter. Early stage delinquencies of $30.0 million at September 30, 2019 decreased $8.0 million from the prior quarter and increased $4.8 million from the prior year third quarter. The allowance for loan and lease losses (“allowance”) as a percent of total loans outstanding at September 30, 2019 was 1.32 percent, which was a 14 basis points decrease compared to the prior quarter and a decrease of 31 basis points from a year ago. The decrease was attributable to stabilizing credit quality and the addition of loans from the acquisitions which were added to the portfolio on a fair value basis and as a result did not require an allowance at acquisition date.

Credit Quality Trends and Provision for Loan Losses

(Dollars in thousands)	Provision for Loan Losses	Net Charge-Offs	ALLL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Third quarter 2019	$—	$3,519	1.32%	0.31%	0.40%
Second quarter 2019	—	732	1.46%	0.43%	0.41%
First quarter 2019	57	1,510	1.56%	0.44%	0.42%
Fourth quarter 2018	1,246	2,542	1.58%	0.41%	0.47%
Third quarter 2018	3,194	2,223	1.63%	0.31%	0.61%
Second quarter 2018	4,718	762	1.66%	0.50%	0.71%
First quarter 2018	795	2,755	1.66%	0.59%	0.64%
Fourth quarter 2017	2,886	2,894	1.97%	0.57%	0.68%

Net charge-offs for the current quarter were $3.5 million compared to $732 thousand for the prior quarter and $2.2 million from the same quarter last year. The increase in net charge-offs were primarily centered in one loan with a $1.9 million loss resulting from a negotiated short-sale. There was no current or prior quarter provision for loan losses compared to $3.2 million in the prior year third quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, and other environmental factors will continue to determine the level of the loan loss provision.

Liability Summary

					$ Change from
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
Deposits
Non-interest bearing deposits	$3,772,766	3,265,077	3,001,178	3,103,112	507,689	771,588	669,654
NOW and DDA accounts	2,592,483	2,487,806	2,391,307	2,346,050	104,677	201,176	246,433
Savings accounts	1,472,465	1,412,046	1,346,790	1,345,163	60,419	125,675	127,302
Money market deposit accounts	1,940,517	1,647,372	1,684,284	1,722,975	293,145	256,233	217,542
Certificate accounts	955,765	897,625	901,484	932,461	58,140	54,281	23,304
Core deposits, total	10,733,996	9,709,926	9,325,043	9,449,761	1,024,070	1,408,953	1,284,235
Wholesale deposits	134,629	144,949	168,724	151,421	(10,320)	(34,095)	(16,792)
Deposits, total	10,868,625	9,854,875	9,493,767	9,601,182	1,013,750	1,374,858	1,267,443
Repurchase agreements	558,752	494,651	396,151	408,754	64,101	162,601	149,998
Federal Home Loan Bank advances	8,707	319,996	440,175	155,328	(311,289)	(431,468)	(146,621)
Other borrowed funds	14,808	14,765	14,708	9,944	43	100	4,864
Subordinated debentures	139,913	139,912	134,051	134,055	1	5,862	5,858
Other liabilities	174,586	164,786	120,778	107,227	9,800	53,808	67,359
Total liabilities	$11,765,391	10,988,985	10,599,630	10,416,490	776,406	1,165,761	1,348,901

As a result of the Bank's continued focus on stable and steady low cost deposits, in particular non-interest bearing deposits, the Company experienced a strong quarter in deposit growth. Excluding the acquisitions, core deposits of $10.734 billion as of September 30, 2019 increased $302 million, or 12 percent annualized, from the prior quarter and increased $287 million, or 3 percent, from the prior year third quarter. Non-interest bearing deposits organically increased $211 million, or 26 percent annualized, over the prior quarter and increased $280 million, or 9 percent, over the prior year third quarter. Non-interest bearing deposits were 35 percent of total deposits at the end of the third quarter, an increase of 2 percent from 33 percent at the end of the prior quarter and a 3 percent increase from 32 percent at the end of the prior year third quarter.

During the current quarter, the Company reduced its FHLB advances by $311 million. The Company utilized proceeds from the sale of debt securities and deposit growth to pay down this funding. As of September 30, 2019, the Company had $8.7 million of FHLB advances, and these advances will fluctuate as necessary for balance sheet growth and to supplement liquidity needs of the Company.

Stockholders’ Equity Summary

					$ Change from
(Dollars in thousands, except per share data)	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
Common equity	$1,905,306	1,643,928	1,525,281	1,522,329	261,378	380,025	382,977
Accumulated other comprehensive income (loss)	48,095	43,448	(9,427)	(29,717)	4,647	57,522	77,812
Total stockholders’ equity	1,953,401	1,687,376	1,515,854	1,492,612	266,025	437,547	460,789
Goodwill and core deposit intangible, net	(522,274)	(385,533)	(338,828)	(340,508)	(136,741)	(183,446)	(181,766)
Tangible stockholders’ equity	$1,431,127	1,301,843	1,177,026	1,152,104	129,284	254,101	279,023

Stockholders’ equity to total assets	14.24%	13.31%	12.51%	12.53%
Tangible stockholders’ equity to total tangible assets	10.84%	10.59%	9.99%	9.96%
Book value per common share	$21.19	19.48	17.93	17.66	1.71	3.26	3.53
Tangible book value per common share	$15.53	15.03	13.93	13.63	0.50	1.60	1.90

Tangible stockholders’ equity of $1.431 billion at September 30, 2019 increased $129 million, or 10 percent, compared to the prior quarter which was the result of $229 million of Company stock issued for the acquisition of Heritage and earnings retention, these increases more than offset the increase in goodwill and core deposits associated with the acquisition. Tangible stockholders’ equity increased $279 million, or 24 percent, over the prior year third quarter which was the result of earnings retention, an increase in other comprehensive income, and the impact from the acquisitions which was offset by a decrease of $25.5 million from the cumulative-effect adjustments related to the adoption of new accounting standards. Tangible book value per common share of $15.53 at current quarter end increased $0.50 per share from the prior quarter and increased $1.90 per share from a year ago.

Cash Dividends
On September 25, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.29 per share, and increase of $0.02 per share, or 7 percent. The dividend was payable October 17, 2019 to shareholders of record on October 8, 2019. The Company has declared 138 consecutive quarterly dividends and has increased the dividend 45 times. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended September 30, 2019
Compared to June 30, 2019, March 31, 2019, and September 30, 2018

Income Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Sep 30, 2018	Jun 30, 2019	Mar 31, 2019	Sep 30, 2018
Net interest income
Interest income	$142,395	132,385	126,116	122,905	10,010	16,279	19,490
Interest expense	10,947	12,089	10,904	9,160	(1,142)	43	1,787
Total net interest income	131,448	120,296	115,212	113,745	11,152	16,236	17,703
Non-interest income
Service charges and other fees	15,138	20,025	18,015	19,504	(4,887)	(2,877)	(4,366)
Miscellaneous loan fees and charges	1,775	1,192	967	1,807	583	808	(32)
Gain on sale of loans	10,369	7,762	5,798	7,256	2,607	4,571	3,113
Gain (loss) on sale of investments	13,811	134	213	(367)	13,677	13,598	14,178
Other income	1,956	1,721	3,481	4,216	235	(1,525)	(2,260)
Total non-interest income	43,049	30,834	28,474	32,416	12,215	14,575	10,633
Total income	174,497	151,130	143,686	146,161	23,367	30,811	28,336
Net interest margin (tax-equivalent)	4.42%	4.33%	4.34%	4.26%

Net Interest Income
The current quarter net interest income of $131 million increased $11.1 million, or 9 percent, over the prior quarter and increased $17.7 million, or 16 percent, from the prior year third quarter. The increase in net interest income over the prior quarter and prior year third quarter was primarily driven by an increase in interest income on commercial loans. Interest income on commercial loans increased $9.2 million, or 10 percent, from the prior quarter and increased $16.6 million, or 21 percent, from the prior year third quarter.

The current quarter interest expense of $10.9 million decreased $1.1 million, or 9 percent, over the prior quarter which was driven primarily by the decrease in FHLB advances during the current quarter. The current quarter interest expense increased $1.8 million, or 20 percent, from the prior year third quarter and was primarily due to the increased amount of deposits, increased rates on deposits and an increase in repurchase agreements. During the quarter, the total cost of funding (including non-interest bearing deposits) declined 6 basis points to 39 basis points compared to 45 basis points for the prior quarter and 36 basis points for the prior year third quarter.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 4.42 percent compared to 4.33 percent in the prior quarter. The core net interest margin, excluding $736 thousand, or 2 basis points, of discount accretion and $1.5 million, or 5 basis points, of non-accrual interest, was 4.35 percent compared to 4.27 in the prior quarter and 4.18 percent in the prior year third quarter. The Company experienced an increase in the core net interest margin during the quarter from the reduction of FHLB borrowings, an increase in low cost deposits and the continued shift from lower yielding investments to higher yielding loans. “The increase in net interest margin reflects the success our Bank divisions had in growing low cost core deposits, particularly non-interest bearing deposits,” said Ron Copher, Chief Financial Officer. “In addition, the balance sheet strategy executed in the third quarter allowed the Company to reduce high cost fixed-rate funding which will continue to have a positive impact on earnings and margin.”

Non-interest Income
Non-interest income for the current quarter totaled $43.0 million which was an increase of $12.2 million, or 40 percent, over the prior quarter and an increase of $10.6 million, or 33 percent, over the same quarter last year. Service charges and other fees of $15.1 million for the current quarter decreased $4.9 million, or 24 percent, from the prior quarter and decreased $4.4 million, or 22 percent, from the prior year third quarter due to the Company's decrease in interchange fee as a result of the Durbin Amendment. Gain on the sale of loans of $10.4 million for the current quarter, increased $2.6 million, or 34 percent, compared to the prior quarter and increased $3.1 million, or 43 percent, over the prior year third quarter as a result of increased purchase and refinance activity. The Company sold $308 million of securities and recognized gain of $13.8 million, an increase of $13.7 million from the prior quarter. Other income decreased $2.3 million from the prior year third quarter and was the result of a gain of $2.3 million on the sale of a former branch building in the prior year third quarter.

Non-interest Expense Summary

	Three Months ended				$ Change from
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Sep 30, 2018	Jun 30, 2019	Mar 31, 2019	Sep 30, 2018
Compensation and employee benefits	$62,509	51,973	52,728	49,927	10,536	9,781	12,582
Occupancy and equipment	8,731	8,180	8,437	7,914	551	294	817
Advertising and promotions	2,719	2,767	2,388	2,432	(48)	331	287
Data processing	4,466	4,062	3,892	3,752	404	574	714
Other real estate owned	166	191	139	2,674	(25)	27	(2,508)
Regulatory assessments and insurance	593	1,848	1,285	1,277	(1,255)	(692)	(684)
Core deposit intangibles amortization	2,360	1,865	1,694	1,735	495	666	625
Other expenses	29,131	15,284	12,267	13,118	13,847	16,864	16,013
Total non-interest expense	110,675	86,170	82,830	82,829	24,505	27,845	27,846

Total non-interest expense of $111 million for the current quarter increased $24.5 million, or 28 percent, over the prior quarter and increased $27.8 million, or 34 percent, over the prior year third quarter. Compensation and employee benefits increased by $10.5 million, or 20 percent, from the prior quarter and increased $12.6 million, or 25 percent from the prior year third quarter due to the $5.4 million of stock compensation expense related to the Heritage acquisition and an increased number of employees driven by acquisition and organic growth. Occupancy and equipment expense increased $551 thousand or 7 percent, over the prior quarter and increased $817 thousand, or 10 percent, over the prior year third quarter primarily as a result of the current year acquisitions. Data processing expense increased $404 thousand or 10 percent, over the prior quarter and increased $714 thousand, or 19 percent, over the prior year third quarter primarily as a result of the current year acquisitions. Regulatory assessment and insurance decreased $1.3 million, or 68 percent, from the prior quarter as a result of $1.3 million of Small Bank Assessment credits applied by the FDIC during the current quarter. Other expenses of $29.1 million, increased $13.8 million, or 91 percent, from the prior quarter and was primarily driven by the a $3.5 million loss on the pay down of FHLB debt and a $10.0 million loss on the termination of cash flow hedges. Acquisition-related expenses were $2.1 million during the current quarter compared to $1.8 million in the prior quarter and $1.3 million in the prior year third quarter.

Federal and State Income Tax Expense
Tax expense during the third quarter of 2019 was $12.2 million, a decrease of $356 thousand, or 3 percent, compared to the prior quarter and an increase of $1.4 million, or 13 percent, from the prior year third quarter. The effective tax rate in the current and prior quarter was 19 percent which compares to 18 percent in the prior year third quarter.

Efficiency Ratio
The current quarter efficiency ratio was 65.95 percent. Excluding the $10.0 million loss recognized on the termination of the interest rate swaps, the $3.5 million write-off of the deferred prepayment penalties on FHLB advances, and the $5.4 million of accelerated stock compensation expense the efficiency ratio would have been 54.41 percent, which was a decrease of 9 basis points from the prior quarter efficiency ratio of 54.50 percent and an increase of 215 basis points from the prior year third quarter efficiency ratio of 52.26 percent. The lower efficiency ratio in the prior year third quarter included a gain of $2.3 million recognized on the sale of a former branch building.

Operating Results for Nine Months Ended September 30, 2019
Compared to September 30, 2018

Income Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2019	Sep 30, 2018	$ Change	% Change
Net interest income
Interest income	$400,896	$343,686	$57,210	17%
Interest expense	33,940	26,095	7,845	30%
Total net interest income	366,956	317,591	49,365	16%
Non-interest income
Service charges and other fees	53,178	55,179	(2,001)	(4)%
Miscellaneous loan fees and charges	3,934	5,527	(1,593)	(29)%
Gain on sale of loans	23,929	21,495	2,434	11%
Gain (loss) on sale of investments	14,158	(756)	14,914	(1,973)%
Other income	7,158	8,885	(1,727)	(19)%
Total non-interest income	102,357	90,330	12,027	13%
	$469,313	$407,921	$61,392	15%
Net interest margin (tax-equivalent)	4.36%	4.18%

Net Interest Income
Net interest income for the first nine months of 2019 increased $49.4 million, or 16 percent, from the first nine months of 2018 and was primarily attributable to a $46.9 million increase in interest income from commercial loans. Interest expense of $33.9 million for the first nine months of 2019 increased $7.8 million, or 30 percent over the prior year same period as a result of increased deposits and borrowings combined with interest rate increases. The total funding cost (including non-interest bearing deposits) for the first nine months of 2019 was 42 basis points compared to 36 basis points for the first nine months of 2018.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the first nine months of 2019 was 4.36 percent, an 18 basis points increase from the net interest margin of 4.18 percent for the first nine months of 2018. The increase in the margin was principally due to a shift in earning assets to higher yielding loans along with an increase in yields on the loan portfolio combined with relatively stable cost of funds and reduction in higher cost FHLB advances.

Non-interest Income
Non-interest income of $102.4 million for the first nine months of 2019 increased $12.0 million, or 13 percent, over the same period last year which was driven by the sale of debt securities from the balance sheet strategy implemented during the current year. Service charges and other fees of $53.2 million for 2019 year to date decreased $2.0 million, or 4 percent, from the same period prior year and although there was an increase in fees from increased number of deposit accounts from organic growth and acquisitions, the impact of the Durbin Amendment overshadowed such increases. Gain on the sale of loans of $23.9 million for the first nine months of 2019, increased $2.4 million, or 11 percent, compared to the prior year as a result of increased purchase and refinance activity. Other income decreased $1.7 million from the prior year and was the result of a gain of $2.3 million on the sale of a former branch building in the prior year third quarter.

Non-interest Expense Summary

	Nine Months ended
(Dollars in thousands)	Sep 30, 2019	Sep 30, 2018	$ Change	% Change
Compensation and employee benefits	$167,210	$144,671	$22,539	16%
Occupancy and equipment	25,348	22,850	2,498	11%
Advertising and promotions	7,874	7,132	742	10%
Data processing	12,420	11,960	460	4%
Other real estate owned	496	2,957	(2,461)	(83)%
Regulatory assessments and insurance	3,726	3,812	(86)	(2)%
Core deposit intangibles amortization	5,919	4,539	1,380	30%
Other expenses	56,682	40,330	16,352	41%
Total non-interest expense	$279,675	$238,251	$41,424	17%

Total non-interest expense of $280 million for the first nine months of 2019 increased $41.4 million, or 17 percent, over the prior year same period. Compensation and employee benefits for the first nine months of 2019 increased $22.5 million, or 16 percent, from the same period last year due to the $5.4 million of stock compensation expense related to the Heritage acquisition, the increased number of employees from acquisitions and organic growth, and annual salary increases. Occupancy and equipment expense for the first nine months of 2019 increased $2.5 million, or 11 percent from the prior year as a result of increased cost from acquisitions and general cost increases. Other expenses of $56.7 million, increased $16.4 million, or 41 percent, from the prior year and was primarily driven by a $3.5 million write-off of prepayment penalties on FHLB borrowings and a $10.0 million loss recognized on the early termination of the interest rate swaps.

Provision for Loan Losses
The provision for loan losses was $57 thousand for the first nine months of 2019, a decrease of $8.6 million from the same period in the prior year. Net charge-offs during the first nine months of 2019 were $5.8 million compared to $5.7 million during the same period in 2018.

Federal and State Income Tax Expense
Tax expense of $36.4 million in the first nine months of 2019 increased $7.8 million, or 27 percent, over the prior year same period. The effective tax rate year-to-date in 2019 was 19 percent compared to 18 percent in the prior year same period.

Efficiency Ratio
The efficiency ratio was 58.82 percent for the first nine months of 2019. Excluding the $10.0 million loss recognized on the termination of the interest rate swaps, the $3.5 million write-off of the deferred prepayment penalties on FHLB advances, and the $5.4 million of accelerated stock compensation expense, the efficiency ratio would have been 54.74 percent, which was a 27 basis points improvement from the efficiency ratio of 55.01 percent for the first nine months of 2018.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about management’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations in the forward-looking statements, including those set forth in this news release:

•the risks associated with lending and potential adverse changes of the credit quality of loans in the Company’s portfolio;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and profitability;
•changes in the cost and scope of insurance from the Federal Deposit Insurance Corporation and other third parties;
•legislative or regulatory changes, including increased banking and consumer protection regulation that adversely affect the Company’s business, both generally and as a result of the Company exceeding $10 billion in total consolidated assets;
•ability to complete pending or prospective future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;
•reduced demand for banking products and services;
•the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain and maintain customers;
•competition among financial institutions in the Company's markets may increase significantly;
•the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;
•the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;
•consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;
•dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;
•material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;
•natural disasters, including fires, floods, earthquakes, and other unexpected events;
•the Company’s success in managing risks involved in the foregoing; and
•the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, October 18, 2019. The conference call will be accessible by telephone and through the internet. Interested individuals are invited to listen to the call by dialing 877-561-2748 and conference ID 8397567. To participate on the webcast, log on to: https://edge.media-server.com/mmc/p/ysgi28yh. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com, or by calling 855-859-2056 with the ID 8397567 by November 1, 2019.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. is the parent company for Glacier Bank, Kalispell and its Bank divisions: Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank of Bozeman (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
Assets
Cash on hand and in banks	$233,623	181,526	161,782	171,394
Interest bearing cash deposits	172,761	49,683	42,008	135,710
Cash and cash equivalents	406,384	231,209	203,790	307,104
Debt securities, available-for-sale	2,459,036	2,470,634	2,571,663	2,103,619
Debt securities, held-to-maturity	234,992	252,097	297,915	590,915
Total debt securities	2,694,028	2,722,731	2,869,578	2,694,534
Loans held for sale, at fair value	100,441	54,711	33,156	50,649
Loans receivable	9,541,088	8,841,777	8,287,549	8,123,245
Allowance for loan and lease losses	(125,535)	(129,054)	(131,239)	(132,535)
Loans receivable, net	9,415,553	8,712,723	8,156,310	7,990,710
Premises and equipment, net	307,590	296,915	241,528	239,006
Other real estate owned	7,148	7,281	7,480	12,399
Accrued interest receivable	63,294	58,567	54,408	62,248
Deferred tax asset	—	3,371	23,564	37,264
Core deposit intangible, net	65,852	54,646	49,242	50,973
Goodwill	456,422	330,887	289,586	289,535
Non-marketable equity securities	10,427	23,031	27,871	16,502
Bank-owned life insurance	108,814	93,543	82,320	81,850
Other assets	82,839	86,746	76,651	76,328
Total assets	$13,718,792	12,676,361	12,115,484	11,909,102
Liabilities
Non-interest bearing deposits	$3,772,766	3,265,077	3,001,178	3,103,112
Interest bearing deposits	7,095,859	6,589,798	6,492,589	6,498,070
Securities sold under agreements to repurchase	558,752	494,651	396,151	408,754
FHLB advances	8,707	319,996	440,175	155,328
Other borrowed funds	14,808	14,765	14,708	9,944
Subordinated debentures	139,913	139,912	134,051	134,055
Accrued interest payable	4,435	5,091	4,252	4,065
Other liabilities	170,151	159,695	116,526	103,162
Total liabilities	11,765,391	10,988,985	10,599,630	10,416,490
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—
Common stock, $0.01 par value per share, 117,187,500 shares authorized	922	866	845	845
Paid-in capital	1,375,785	1,139,289	1,051,253	1,050,463
Retained earnings - substantially restricted	528,599	503,773	473,183	471,021
Accumulated other comprehensive income (loss)	48,095	43,448	(9,427)	(29,717)
Total stockholders’ equity	1,953,401	1,687,376	1,515,854	1,492,612
Total liabilities and stockholders’ equity	$13,718,792	12,676,361	12,115,484	11,909,102

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended				Nine Months ended
(Dollars in thousands, except per share data)	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018
Interest Income
Debt securities	$21,357	21,892	21,351	21,971	64,600	64,483
Residential real estate loans	12,156	11,410	10,779	10,356	34,345	29,290
Commercial loans	97,224	88,043	83,539	80,587	268,806	221,926
Consumer and other loans	11,658	11,040	10,447	9,991	33,145	27,987
Total interest income	142,395	132,385	126,116	122,905	400,896	343,686
Interest Expense
Deposits	6,214	5,624	5,341	4,837	17,179	13,370
Securities sold under agreements to repurchase	999	886	802	570	2,687	1,541
Federal Home Loan Bank advances	2,035	3,847	3,055	2,132	8,937	6,734
Other borrowed funds	47	38	38	63	123	105
Subordinated debentures	1,652	1,694	1,668	1,558	5,014	4,345
Total interest expense	10,947	12,089	10,904	9,160	33,940	26,095
Net Interest Income	131,448	120,296	115,212	113,745	366,956	317,591
Provision for loan losses	—	—	57	3,194	57	8,707
Net interest income after provision for loan losses	131,448	120,296	115,155	110,551	366,899	308,884
Non-Interest Income
Service charges and other fees	15,138	20,025	18,015	19,504	53,178	55,179
Miscellaneous loan fees and charges	1,775	1,192	967	1,807	3,934	5,527
Gain on sale of loans	10,369	7,762	5,798	7,256	23,929	21,495
Gain (loss) on sale of debt securities	13,811	134	213	(367)	14,158	(756)
Other income	1,956	1,721	3,481	4,216	7,158	8,885
Total non-interest income	43,049	30,834	28,474	32,416	102,357	90,330
Non-Interest Expense
Compensation and employee benefits	62,509	51,973	52,728	49,927	167,210	144,671
Occupancy and equipment	8,731	8,180	8,437	7,914	25,348	22,850
Advertising and promotions	2,719	2,767	2,388	2,432	7,874	7,132
Data processing	4,466	4,062	3,892	3,752	12,420	11,960
Other real estate owned	166	191	139	2,674	496	2,957
Regulatory assessments and insurance	593	1,848	1,285	1,277	3,726	3,812
Core deposit intangibles amortization	2,360	1,865	1,694	1,735	5,919	4,539
Other expenses	29,131	15,284	12,267	13,118	56,682	40,330
Total non-interest expense	110,675	86,170	82,830	82,829	279,675	238,251
Income Before Income Taxes	63,822	64,960	60,799	60,138	189,581	160,963
Federal and state income tax expense	12,212	12,568	11,667	10,802	36,447	28,684
Net Income	$51,610	52,392	49,132	49,336	153,134	132,279

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	September 30, 2019			June 30, 2019
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$994,906	$12,156	4.89%	$938,467	$11,410	4.86%
Commercial loans [1]	7,378,337	98,465	5.29%	6,803,541	89,191	5.26%
Consumer and other loans	906,148	11,658	5.10%	868,733	11,040	5.10%
Total loans [2]	9,279,391	122,279	5.23%	8,610,741	111,641	5.20%
Tax-exempt debt securities [3]	899,914	9,280	4.13%	957,177	9,982	4.17%
Taxable debt securities [4]	1,917,045	14,250	2.97%	1,911,173	14,246	2.98%
Total earning assets	12,096,350	145,809	4.78%	11,479,091	135,869	4.75%
Goodwill and intangibles	429,191			351,466
Non-earning assets	672,550			584,459
Total assets	$13,198,091			$12,415,016
Liabilities
Non-interest bearing deposits	$3,513,908	$—	—%	$3,084,404	$—	—%
NOW and DDA accounts	2,473,375	1,091	0.17%	2,394,505	985	0.17%
Savings accounts	1,445,323	270	0.07%	1,389,548	253	0.07%
Money market deposit accounts	1,845,184	1,540	0.33%	1,662,545	1,125	0.27%
Certificate accounts	929,441	2,412	1.03%	902,134	2,222	0.99%
Total core deposits	10,207,231	5,313	0.21%	9,433,136	4,585	0.19%
Wholesale deposits [5]	146,339	901	2.44%	162,495	1,039	2.56%
FHLB advances	222,449	2,035	3.58%	476,204	3,847	3.20%
Repurchase agreements and other borrowed funds	645,426	2,698	1.66%	593,990	2,618	1.77%
Total funding liabilities	11,221,445	10,947	0.39%	10,665,825	12,089	0.45%
Other liabilities	101,806			109,480
Total liabilities	11,323,251			10,775,305
Stockholders’ Equity
Common stock	903			860
Paid-in capital	1,292,182			1,110,138
Retained earnings	531,181			500,015
Accumulated other comprehensive income	50,574			28,698
Total stockholders’ equity	1,874,840			1,639,711
Total liabilities and stockholders’ equity	$13,198,091			$12,415,016
Net interest income (tax-equivalent)		$134,862			$123,780
Net interest spread (tax-equivalent)			4.39%			4.30%
Net interest margin (tax-equivalent)			4.42%			4.33%
______________________________
1 Includes tax effect of $1.2 million and $1.1 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2019 and June 30, 2019, respectively.
2 Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.9 million and $2.0 million on tax-exempt debt securities income for the three months ended September 30, 2019 and June 30, 2019, respectively.
4 Includes tax effect of $275 thousand and $294 thousand on federal income tax credits for the three months ended September 30, 2019 and June 30, 2019, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	September 30, 2019			September 30, 2018
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$994,906	$12,156	4.89%	$893,972	$10,356	4.63%
Commercial loans [1]	7,378,337	98,465	5.29%	6,361,742	81,636	5.09%
Consumer and other loans	906,148	11,658	5.10%	796,558	9,991	4.98%
Total loans [2]	9,279,391	122,279	5.23%	8,052,272	101,983	5.02%
Tax-exempt debt securities [3]	899,914	9,280	4.13%	1,074,266	12,389	4.61%
Taxable debt securities [4]	1,917,045	14,250	2.97%	1,838,949	12,425	2.70%
Total earning assets	12,096,350	145,809	4.78%	10,965,487	126,797	4.59%
Goodwill and intangibles	429,191			341,354
Non-earning assets	672,550			476,135
Total assets	$13,198,091			$11,782,976
Liabilities
Non-interest bearing deposits	$3,513,908	$—	—%	$2,988,562	$—	—%
NOW and DDA accounts	2,473,375	1,091	0.17%	2,304,338	997	0.17%
Savings accounts	1,445,323	270	0.07%	1,340,003	219	0.06%
Money market deposit accounts	1,845,184	1,540	0.33%	1,720,845	881	0.20%
Certificate accounts	929,441	2,412	1.03%	942,417	1,728	0.73%
Total core deposits	10,207,231	5,313	0.21%	9,296,165	3,825	0.16%
Wholesale deposits [5]	146,339	901	2.44%	166,009	1,012	2.42%
FHLB advances	222,449	2,035	3.58%	209,248	2,132	3.99%
Repurchase agreements and other borrowed funds	645,426	2,698	1.66%	534,384	2,191	1.63%
Total funding liabilities	11,221,445	10,947	0.39%	10,205,806	9,160	0.36%
Other liabilities	101,806			82,621
Total liabilities	11,323,251			10,288,427
Stockholders’ Equity
Common stock	903			845
Paid-in capital	1,292,182			1,050,081
Retained earnings	531,181			467,671
Accumulated other comprehensive income (loss)	50,574			(24,048)
Total stockholders’ equity	1,874,840			1,494,549
Total liabilities and stockholders’ equity	$13,198,091			$11,782,976
Net interest income (tax-equivalent)		$134,862			$117,637
Net interest spread (tax-equivalent)			4.39%			4.23%
Net interest margin (tax-equivalent)			4.42%			4.26%
______________________________
1 Includes tax effect of $1.2 million and $1.0 million on tax-exempt municipal loan and lease income for the three months ended September 30, 2019 and 2018, respectively.
2 Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $1.9 million and $2.5 million on tax-exempt debt securities income for the three months ended September 30, 2019 and 2018, respectively.
4 Includes tax effect of $275 thousand and $304 thousand on federal income tax credits for the three months ended September 30, 2019 and 2018, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Nine Months ended
	September 30, 2019			September 30, 2018
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$950,516	$34,345	4.82%	$851,280	$29,290	4.59%
Commercial loans [1]	6,905,151	272,269	5.27%	6,026,787	224,944	4.99%
Consumer and other loans	871,544	33,145	5.08%	759,437	27,987	4.93%
Total loans [2]	8,727,211	339,759	5.21%	7,637,504	282,221	4.94%
Tax-exempt debt securities [3]	938,998	29,212	4.15%	1,084,436	37,818	4.65%
Taxable debt securities [4]	1,891,560	42,225	2.98%	1,809,047	35,327	2.60%
Total earning assets	11,557,769	411,196	4.76%	10,530,987	355,366	4.51%
Goodwill and intangibles	373,207			301,786
Non-earning assets	593,011			447,226
Total assets	$12,523,987			$11,279,999
Liabilities
Non-interest bearing deposits	$3,182,783	$—	—%	$2,755,702	$—	—%
NOW and DDA accounts	2,396,828	3,037	0.17%	2,211,982	2,824	0.17%
Savings accounts	1,398,539	757	0.07%	1,282,161	642	0.07%
Money market deposit accounts	1,733,245	3,675	0.28%	1,700,216	2,457	0.19%
Certificate accounts	912,283	6,648	0.97%	920,222	4,639	0.67%
Total core deposits	9,623,678	14,117	0.20%	8,870,283	10,562	0.16%
Wholesale deposits [5]	159,314	3,062	2.57%	156,298	2,808	2.40%
FHLB advances	349,998	8,937	3.37%	241,438	6,734	3.68%
Repurchase agreements and other borrowed funds	598,907	7,824	1.75%	522,267	5,991	1.53%
Total funding liabilities	10,731,897	33,940	0.42%	9,790,286	26,095	0.36%
Other liabilities	109,090			61,272
Total liabilities	10,840,987			9,851,558
Stockholders’ Equity
Common stock	870			833
Paid-in capital	1,152,076			1,002,321
Retained earnings	501,158			444,116
Accumulated other comprehensive income (loss)	28,896			(18,829)
Total stockholders’ equity	1,683,000			1,428,441
Total liabilities and stockholders’ equity	$12,523,987			$11,279,999
Net interest income (tax-equivalent)		$377,256			$329,271
Net interest spread (tax-equivalent)			4.34%			4.15%
Net interest margin (tax-equivalent)			4.36%			4.18%
______________________________
1 Includes tax effect of $3.5 million and $3.0 million on tax-exempt municipal loan and lease income for the nine months ended September 30, 2019 and 2018, respectively.
2 Total loans are gross of the allowance for loan and lease losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $6.0 million and $7.7 million on tax-exempt investment securities income for the nine months ended September 30, 2019 and 2018, respectively.
4 Includes tax effect of $863 thousand and $913 thousand on federal income tax credits for the nine months ended September 30, 2019 and 2018, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
Custom and owner occupied construction	$147,626	$140,186	$126,595	$123,369	5%	17%	20%
Pre-sold and spec construction	207,596	171,464	121,938	109,214	21%	70%	90%
Total residential construction	355,222	311,650	248,533	232,583	14%	43%	53%
Land development	103,090	120,052	137,814	125,272	(14)%	(25)%	(18)%
Consumer land or lots	128,668	128,544	127,775	123,979	—%	1%	4%
Unimproved land	71,467	74,244	83,579	75,183	(4)%	(14)%	(5)%
Developed lots for operative builders	13,782	14,117	17,061	14,922	(2)%	(19)%	(8)%
Commercial lots	64,904	57,447	34,096	30,255	13%	90%	115%
Other construction	443,947	453,782	520,005	487,428	(2)%	(15)%	(9)%
Total land, lot, and other construction	825,858	848,186	920,330	857,039	(3)%	(10)%	(4)%
Owner occupied	1,666,211	1,418,190	1,343,563	1,330,024	17%	24%	25%
Non-owner occupied	2,023,262	1,780,988	1,605,960	1,564,182	14%	26%	29%
Total commercial real estate	3,689,473	3,199,178	2,949,523	2,894,206	15%	25%	27%
Commercial and industrial	1,009,310	1,024,828	907,340	884,414	(2)%	11%	14%
Agriculture	718,255	697,893	646,822	672,916	3%	11%	7%
1st lien	1,208,096	1,154,221	1,108,227	1,109,308	5%	9%	9%
Junior lien	53,931	53,055	56,689	59,345	2%	(5)%	(9)%
Total 1-4 family	1,262,027	1,207,276	1,164,916	1,168,653	5%	8%	8%
Multifamily residential	350,622	278,539	247,457	222,647	26%	42%	57%
Home equity lines of credit	612,775	592,355	539,938	521,778	3%	13%	17%
Other consumer	171,633	167,964	165,865	166,788	2%	3%	3%
Total consumer	784,408	760,319	705,803	688,566	3%	11%	14%
States and political subdivisions	471,599	454,085	404,671	429,409	4%	17%	10%
Other	174,755	114,534	125,310	123,461	53%	39%	42%
Total loans receivable, including loans held for sale	9,641,529	8,896,488	8,320,705	8,173,894	8%	16%	18%
Less loans held for sale [1]	(100,441)	(54,711)	(33,156)	(50,649)	84%	203%	98%
Total loans receivable	$9,541,088	$8,841,777	$8,287,549	$8,123,245	8%	15%	17%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type				Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other Real Estate Owned
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2019	Sep 30, 2019
Custom and owner occupied construction	$283	283	—	1,599	283	—	—
Pre-sold and spec construction	1,219	1,261	463	474	1,219	—	—
Total residential construction	1,502	1,544	463	2,073	1,502	—	—
Land development	1,006	1,272	2,166	5,147	494	—	512
Consumer land or lots	828	1,075	1,428	1,592	368	—	460
Unimproved land	8,781	8,864	9,338	9,815	6,998	486	1,297
Developed lots for operative builders	—	—	68	68	—	—	—
Commercial lots	575	575	1,046	1,046	—	—	575
Other construction	—	241	120	147	—	—	—
Total land, lot and other construction	11,190	12,027	14,166	17,815	7,860	486	2,844
Owner occupied	8,251	6,998	5,940	11,246	6,141	538	1,572
Non-owner occupied	9,271	7,198	10,567	10,847	6,099	3,172	—
Total commercial real estate	17,522	14,196	16,507	22,093	12,240	3,710	1,572
Commercial and industrial	6,135	5,690	3,914	5,615	5,749	172	214
Agriculture	3,469	4,228	7,040	7,856	2,612	707	150
1st lien	9,420	10,211	10,290	9,543	6,104	1,665	1,651
Junior lien	669	592	565	2,610	597	—	72
Total 1-4 family	10,089	10,803	10,855	12,153	6,701	1,665	1,723
Multifamily residential	206	—	—	613	206	—	—
Home equity lines of credit	3,553	2,474	2,770	3,470	2,435	549	569
Other consumer	1,098	597	456	417	412	610	76
Total consumer	4,651	3,071	3,226	3,887	2,847	1,159	645
Other	313	380	579	—	300	13	—
Total	$55,077	51,939	56,750	72,105	40,017	7,912	7,148

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type				% Change from
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018
Custom and owner occupied construction	$49	$49	$1,661	$4,502	—%	(97)%	(99)%
Pre-sold and spec construction	8	219	887	494	(96)%	(99)%	(98)%
Total residential construction	57	268	2,548	4,996	(79)%	(98)%	(99)%
Land development	1,282	1,990	228	516	(36)%	462%	148%
Consumer land or lots	836	206	200	235	306%	318%	256%
Unimproved land	8	658	579	629	(99)%	(99)%	(99)%
Developed lots for operative builders	—	—	122	—	n/m	(100)%	n/m
Commercial lots	—	—	203	—	n/m	(100)%	n/m
Other construction	142	—	4,170	—	n/m	(97)%	n/m
Total land, lot and other construction	2,268	2,854	5,502	1,380	(21)%	(59)%	64%
Owner occupied	2,949	5,322	2,981	2,872	(45)%	(1)%	3%
Non-owner occupied	1,286	11,700	1,245	1,131	(89)%	3%	14%
Total commercial real estate	4,235	17,022	4,226	4,003	(75)%	—%	6%
Commercial and industrial	12,780	3,006	3,374	4,791	325%	279%	167%
Agriculture	1,290	3,125	6,455	1,332	(59)%	(80)%	(3)%
1st lien	2,521	2,776	5,384	3,795	(9)%	(53)%	(34)%
Junior lien	715	1,302	118	420	(45)%	506%	70%
Total 1-4 family	3,236	4,078	5,502	4,215	(21)%	(41)%	(23)%
Multifamily Residential	149	1,598	—	—	(91)%	n/m	n/m
Home equity lines of credit	4,162	3,931	3,562	2,467	6%	17%	69%
Other consumer	1,388	1,683	1,650	1,903	(18)%	(16)%	(27)%
Total consumer	5,550	5,614	5,212	4,370	(1)%	6%	27%
States and political subdivisions	—	—	229	—	n/m	(100)%	n/m
Other	389	372	519	94	5%	(25)%	314%
Total	$29,954	$37,937	$33,567	$25,181	(21)%	(11)%	19%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type				Charge-Offs	Recoveries
(Dollars in thousands)	Sep 30, 2019	Jun 30, 2019	Dec 31, 2018	Sep 30, 2018	Sep 30, 2019	Sep 30, 2019
Pre-sold and spec construction	$(12)	(6)	(352)	(348)	—	12
Land development	(25)	15	(116)	(110)	42	67
Consumer land or lots	(160)	(2)	(146)	(121)	37	197
Unimproved land	(271)	(54)	(445)	(288)	—	271
Developed lots for operative builders	(18)	(18)	33	33	—	18
Commercial lots	(4)	(3)	1	3	—	4
Other construction	(142)	(32)	(19)	(4)	9	151
Total land, lot and other construction	(620)	(94)	(692)	(487)	88	708
Owner occupied	(35)	139	1,320	902	226	261
Non-owner occupied	1,861	7	853	(6)	1,988	127
Total commercial real estate	1,826	146	2,173	896	2,214	388
Commercial and industrial	1,066	37	2,449	1,893	1,797	731
Agriculture	(32)	(32)	16	39	67	99
1st lien	189	56	577	8	439	250
Junior lien	(254)	(222)	(371)	486	44	298
Total 1-4 family	(65)	(166)	206	494	483	548
Multifamily residential	—	—	(649)	(6)	—	—
Home equity lines of credit	(25)	(11)	(97)	(39)	13	38
Other consumer	380	313	261	161	606	226
Total consumer	355	302	164	122	619	264
Other	3,243	2,055	4,967	3,137	6,822	3,579
Total	$5,761	2,242	8,282	5,740	12,090	6,329

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